Exhibit 99.1

Esports Entertainment Group Announces Pricing of Above Market $8.4 Million Public Offering and Uplisting to Nasdaq

BIRKIRKARA, Malta, April 14, 2020 (GLOBE NEWSWIRE) – Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (or the “Company”) a licensed online gambling company with a focus on esports wagering and 18+ gaming, today announced the pricing of its public offering of 1,980,000 units at a price to the public of $4.25 per unit. Each unit issued in the offering consists of one share of common stock, one Unit A Warrant to purchase one share of common stock and one Unit B Warrant to purchase one share of common stock. The common stock, Unit A Warrants and Unit B Warrants are immediately separable from the units and will be issued separately. The common stock and Unit A Warrants are expected to begin trading on the Nasdaq Capital Market on April 14, 2020, under the symbols “GMBL” and “GMBLW,” respectively. Esports Entertainment Group expects to receive gross proceeds of approximately $8.4 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

Each Unit A Warrant is immediately exercisable for one share of common stock at an exercise price of $4.25 per share and will expire 5 years from issuance, and each Unit B Warrant is immediately exercisable at an exercise price of $4.25 per share and will expire one year from issuance.

Esports Entertainment Group has granted the underwriters a 45-day option to purchase up to 297,000 additional shares of common stock, and/or 297,000 Unit A Warrants, and/or 297,000 Unit B Warrants, or any combination thereof, to cover over-allotments, if any. The offering is expected to close on April 16, 2020, subject to customary closing conditions.

Maxim Group LLC is acting as the lead book-running manager for the offering. Joseph Gunnar & Co., LLC is acting as co-book-running-manager for the offering.

The offering is being conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-231167) previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC"). A prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov.  Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT ESPORTS ENTERTAINMENT GROUP

Esports Entertainment Group, Inc. is a licensed online gambling company with a specific focus on esports wagering and 18+ gaming. Esports Entertainment offers fantasy, pools, fixed odds and exchange style wagering on esports events in a licensed, regulated and secure platform to the global esports audience at vie.gg. In addition, Esports Entertainment intends to offer users from around the world the ability to participate in multi-player mobile and PC video game tournaments for cash prizes. Esports Entertainment is led by a team of industry professionals and technical experts from the online gambling and the video game industries, and esports. The Company holds a license to conduct online gambling and 18+ gaming on a global basis in Curacao, Kingdom of the Netherlands. The Company maintains offices in Malta. For more information visit www.esportsentertainmentgroup.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations
RedChip
Dave Gentry
407-491-4498
info@redchip.com

Media & Investor Relations Inquiries
AGORACOM
ESPO@agoracom.com
http://agoracom.com/ir/eSportsEntertainmentGroup